Exhibit 99.1

Contact:	Randall J. Larson, CEO Gregory J. Pound, COO Frederick W. Boutin, CFO 303-626-8200

TRANSMONTAIGNE PARTNERS L.P. TO PRESENT AT

MLP CONFERENCE  In New York

Monday, December 8, 2008	Immediate Release

Denver, Colorado— TransMontaigne Partners L.P. (NYSE: TLP) today announced that on December 10, 2008, management will participate in the Wachovia Pipeline and Energy MLP Conference, to be held at the Jumeirah Essex House in New York on Tuesday, December 9th and Wednesday, December 10th.  An audio-only webcast of the presentation will be available by using the following link:  http://www.wsw.com/webcast/wa53/tlp/.  This link will be active for 90 days post conference.  A copy of the presentation will also be available beginning Monday, December 8, 2008, on TransMontaigne Partners’ website:  www.transmontaignepartners.com

About TransMontaigne Partners L.P.

TransMontaigne Partners L.P. is a terminaling and transportation company based in Denver, Colorado with operations along the Gulf Coast, in the Midwest, in Brownsville, Texas, along the Mississippi and Ohio Rivers, and in the Southeastern United States.  We provide integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products.  Light refined products include gasolines, diesel fuels, heating oil and jet fuels; heavy refined products include residual fuel oils and asphalt.  We do not purchase or market products that we handle or transport.  News and additional information about TransMontaigne Partners L.P. is available on our website:  www.transmontaignepartners.com.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Important factors that could cause actual results to differ materially from the company’s expectations and may adversely affect its business and results of operations are disclosed in “Item 1A. Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on March 10, 2008 and the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed with the Securities and Exchange Commission on November 6, 2008.

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1670 Broadway • Suite 3100 • Denver, CO 80202 • 303-626-8200 (phone) • 303-626-8228 (fax)

Mailing Address: P. O. Box 5660 • Denver, CO 80217-5660

www.transmontaignepartners.com